UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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AMENDMENT NO. 2
TO
FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 14, 2010

RECOVERY ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-152571	74-3231613
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Wynkoop Street, Suite 200
Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

(888) 887-4449
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The Company is filing this Amendment No. 2 to Current Report on Form 8-K to amend its Current Report on Form 8-K filed on April 20, 2010 and its Current Report on Form 8-K/A filed on August 12, 2010 in order to include comments it received on its registration statement, including the restatement of its pro forma adjustments to weighted average shares to include the common shares issued to Hexagon Investments LLC. The unaudited pro forma condensed combined financial statements in the Company’s Current Report on Form 8-K/A filed on August 12, 2010 should not be relied upon.

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission on April 20, 2010, on April 14, 2010, the Company completed the acquisition of the State Line Field properties.  This Current Report on Form 8-K/A amends the original report to provide the audited statements of revenues and direct operating expenses of the State Line Field properties for the three months ended March 31, 2010 and the unaudited pro forma condensed combined financial statements of the Company for the three months ended March 31, 2010.

Item 9.01        Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Audited statements of revenues and direct operating expenses of the State Line Field properties for the three months ended March 31, 2010, filed as Exhibit 99.1 hereto.

(b) Pro forma financial information.

Unaudited pro forma condensed combined financial statements of the Company for the three months ended March 31, 2010, filed as Exhibit 99.2 hereto.

(c) Shell company transactions.

Not applicable.

(d) Exhibits.

Exhibit No.	Identification of Exhibits
99.1	Audited statements of revenues and direct operating expenses of the State Line Field properties for the three months ended March 31, 2010.
99.2	Unaudited pro forma condensed combined financial statements of the Company for the three months ended March 31, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RECOVERY ENERGY, INC.

Date: November 22, 2010	By:	/s/ Jeffrey A. Beunier
Jeffrey A. Beunier
Chief Financial Officer